UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 18, 2007 (September 13, 2007)
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 13, 2007, DRHCLH Partnership, L.P. (the “Partnership”), of which David Helwig, a member of the Board of Directors of Quanta Services, Inc. (the “Company”), is a general partner, entered into three (3) stock purchase agreements (the “Forward Contracts”) by and among the Partnership and UBS Securities LLC (the “Buyer”). Each of the Forward Contracts is a variable prepaid forward sales contract to sell a portion of the common stock of the Company (the “Common Stock”) controlled by Mr. Helwig through the Partnership. Pursuant to each Forward Contract, the Partnership has an obligation to deliver up to an aggregate of 454,209 shares in three equal tranches of 151,403 shares (subject to applicable adjustments) of the Common Stock in the future, with the actual number of shares to be determined at the time of delivery based upon the adjusted market price of the Common Stock at the time of delivery or, if the Partnership so timely elects, an equivalent amount of cash to the Buyer. The settlement date for each of tranche 1, tranche 2 and tranche 3 is expected to occur in September 2008, September 2009 and September 2010, respectively. In exchange for entering into the Forward Contracts, the Partnership will receive an up-front payment from the Buyer, representing the discounted market value of the Common Stock sold pursuant to the Forward Contracts, and the right to participate in a portion of any future appreciation of the Common Stock. The Partnership pledged an aggregate of 454,209 shares of Common Stock (the “Pledged Shares”) to secure its obligations in connection with the Forward Contracts, but retained voting rights in the Pledged Shares (except upon the occurrence of an event of default pursuant to the terms of the pledge agreements).
     The Forward Contracts described above are in addition to the previously announced stock trading plans that cover up to 227,137 shares of Common Stock with UBS Financial Services Inc., as broker, which trading plans are intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and are disclosed in the Current Report on Form 8-K filed by InfraSource Services, Inc. (“InfraSource”) on August 28, 2007, which disclosure is incorporated by reference into this Item 8.01.
     Mr. Helwig is the former Chief Executive Officer, President and Chairman of the Board of InfraSource, which became a subsidiary of the Company on August 30, 2007 through a merger transaction. Following the merger and pursuant to the terms of the merger agreement, Mr. Helwig was appointed as a member of the Board of Directors of the Company, effective August 30, 2007.
     Except as may become required by law, the Company does not, by filing this report, undertake to report modifications, terminations, transactions or other activities under the Forward Contracts, nor the future amendment or establishment of any such contracts or agreements by the Partnership, Mr. Helwig or other officers or directors of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 18, 2007

QUANTA SERVICES, INC.
By:	/s/ Tana L. Pool
	Name:	Tana L. Pool
	Title:	Vice President and General Counsel

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